Exhibit 99.1
Backblaze Announces Record Adjusted EBITDA Margin as Part of Third Quarter 2024 Financial Results

39% Revenue Growth in B2 Cloud Storage, 29% Revenue Growth Overall in Q3 2024

San Mateo, CA (November 7, 2024)—Backblaze, Inc. (Nasdaq: BLZE), the cloud storage innovator delivering a modern alternative to traditional cloud providers, today announced results for its third quarter ended September 30, 2024.

“I’m excited that we have kicked off a go-to-market transformation and continue to build our upmarket momentum with two multi-year deals each totaling approximately $1 million,” said Gleb Budman, CEO of Backblaze. “We are also aggressively executing cost efficiencies throughout the organization to accelerate being adjusted free cash flow positive by Q4 2025.”

“I’m proud to share that our Adjusted EBITDA Margin for the quarter was 12%, which improved dramatically from (3%) last year, representing a 1,500 basis point improvement,” said Marc Suidan, CFO of Backblaze. “Our focus on growth and profitability will position us towards being a Rule of 40 company over time.”

Third Quarter 2024 Financial Highlights:

•Revenue of $32.6 million, an increase of 29% year-over-year (YoY).
•B2 Cloud Storage revenue was $16.2 million, an increase of 39% YoY.
•Computer Backup revenue was $16.4 million, an increase of 20% YoY.
◦Gross profit of $17.8 million, or 55% of revenue, compared to $11.8 million or 46% of revenue, in Q3 2023.
•Adjusted gross profit of $25.5 million, or 78% of revenue, compared to $18.7 million or 74% of revenue in Q3 2023.
•Net loss was $12.8 million compared to a net loss of $16.1 million in Q3 2023.
•Net loss per share was $0.29 compared to a net loss per share of $0.44 in Q3 2023.
•Adjusted EBITDA was $3.7 million, or 12% of revenue, compared to $(0.8) million or (3%) of revenue in Q3 2023.
•Non-GAAP net loss of $4.3 million compared to non-GAAP net loss of $7.8 million in Q3 2023.
•Non-GAAP net loss per share of $0.10 compared to a non-GAAP net loss per share of $0.21 in Q3 2023.
•Net cash from operating activities during the nine months ended September 30, 2024 was $10.3 million, compared to cash used in operating activities of $10.6 million in the nine months ended September 30, 2023.
•Adjusted free cash flow during the nine months ended September 30, 2024 was $(15.6) million, compared to $(38.0) million in the nine months ended September 30, 2023.
•Cash, short-term investments and restricted cash, non-current totaled $25.6 million as of September 30, 2024.

Third Quarter 2024 Operational Highlights:

•Annual recurring revenue (ARR) was $130.5 million, an increase of 29% YoY.
◦B2 Cloud Storage ARR was $64.9 million, an increase of 39% YoY.
◦Computer Backup ARR was $65.6 million, an increase of 21% YoY.
•Net revenue retention (NRR) rate was 118% compared to 108% in Q3 2023.
◦B2 Cloud Storage NRR was 128% compared to 120% in Q3 2023.
◦Computer Backup NRR was 109% compared to 100% in Q3 2023.
•Gross customer retention rate was 90% in Q3 2024 compared to 91% in Q3 2023.
◦B2 Cloud Storage gross customer retention rate was 89% in Q3 2024 compared to 90% in Q3 2023.
◦Computer Backup gross customer retention rate was 90% in Q3 2024 compared to 91% in Q3 2023.

Recent Business Highlights:

•Launched Go-to-Market Transformation and Cost Savings Initiatives: Revamping sales and marketing and hired new key senior sales leadership to accelerate growth. Launched Zero-Based-Budgeting program to realize cost savings and expect to be adjusted free cash flow positive by Q4 2025 with the goal of heading toward being a ‘Rule of 40’ growth company.
•Unveiled Canadian Data Center Region Expansion: New data region expected to open in the first quarter of 2025 to expand Backblaze opportunity to customers wanting their data in Canada to meet their data sovereignty and compliance requirements.
•Joined Forces with Opti9, the Largest Veeam MSP in Canada: Opti9 helps customers with managed cloud services that include security, backup, and disaster recovery, and Backblaze is positioned to support Opti9's customers in both Canada and globally.
•Won 3 New AI Customers Totaling $500k in Annual Revenue Run Rate: Large AI customer noted that “Backblaze is an amazing solution for AI training data. We looked at a number of options and Backblaze is seriously the best.”
•Doubled the Data Stored by AI Customers: Backblaze continues to lean into the long-term tailwind created by GenAI by selling the underlying storage platform to support the industry.
•Signed Two Approximately $1 Million Deals: Total contract value multi-year deals demonstrate momentum moving up-market with larger enterprise-grade customers.

Financial Outlook:

Based on information available as of the date of this press release,

For the fourth quarter of 2024 we expect:
•Revenue between $33.5 million to $33.9 million
•Adjusted EBITDA margin between 12% to 14%
•Basic weighted average shares outstanding of 44.9 million to 45.4 million shares

For full-year 2024 we expect:
•Revenue between $127.0 million to $128.0 million
•Adjusted EBITDA margin between 9% to 11%

Conference Call Information:

Backblaze will host a conference call today, November 7, 2024 at 1:30 p.m. PT (4:30 p.m. ET) to review its financial results.

Attend the webcast here: https://edge.media-server.com/mmc/p/ywn46sgi
Register to listen by phone here: https://dpregister.com/sreg/10192395/fd6964326b

Phone registrants will receive dial-in information via email.

An archive of the webcast will be available shortly after its completion on the Investor Relations section of the Backblaze website at https://ir.backblaze.com.

About Backblaze

Backblaze is the cloud storage innovator delivering a modern alternative to traditional cloud providers. We offer high-performance, secure cloud object storage that customers use to develop applications, manage media, secure backups, build AI workflows, protect from ransomware, and more. Backblaze helps businesses break free from the walled gardens that traditional providers lock customers into, enabling customers to use their data in open cloud workflows with the providers they prefer at a fraction of the cost. Headquartered in San Mateo, CA, Backblaze (Nasdaq: BLZE) was founded in 2007 and serves over 500,000 customers in 175 countries around the world. For more information, please go to www.backblaze.com.

Cautionary Note Regarding Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which involve risks and uncertainties. These forward-looking statements are frequently identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” or other similar terms or expressions that relate to our future performance, expectations, strategy, plans or intentions, and include statements in the section titled “Financial Outlook” and statements regarding the use and impact of our IPO proceeds.

Our actual results could differ materially from those stated in or implied by the forward-looking statements in this press release due to a number of factors, including but not limited to: the impact of our go-to-market transformation and ability to attract and retain customers, including increasingly larger customers and the continued growth of data stored by our customers; realizing the anticipated benefits relating to cost savings initiatives; market competition, including competitors that may have greater size, offerings and resources; effectively managing growth; ability to offer new features and other offerings on a timely basis, including geographic expansion, and achieve desired market adoption; disruption in our service or loss of availability of customers’ data; cyberattacks; continued growth consistent with historical levels; the impact of pricing and other product offering changes; material defects or errors in our software; supply chain disruption; ability to maintain existing relationships with partners and to enter into new partnerships; ability to remediate and prevent material weaknesses in our internal controls over financial reporting; hiring and retention of key employees; the impact of war or hostilities, and other significant world or regional events on our business and the business of our customers, vendors, supply chain and partners; litigation and other disputes; and general market, political, economic, and business conditions. Further information on these and additional risks, uncertainties, assumptions, and other factors that could cause actual results or outcomes to differ materially from those included in or implied by the forward-looking statements contained in this release are included under the caption “Risk Factors” and elsewhere in our Quarterly Report on Form 10-Q and other filings and reports we make with the SEC from time to time.

The forward-looking statements made in this release reflect our views as of the date of this press release. We undertake no obligation to update any forward-looking statements in this press release, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

To supplement the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use non-GAAP adjusted gross margin and adjusted EBITDA margin. These non-GAAP financial measures exclude certain items and are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. We present these non-GAAP measures because management believes they are a useful measure of the company’s performance and provide an additional basis for assessing our operating results. Please see the appendix attached to this press release for a reconciliation of non-GAAP adjusted gross margin and adjusted EBITDA margin to the most directly comparable GAAP financial measures.

A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses and other factors in the future. For example, stock-based compensation expense-related charges are impacted by the timing of employee stock transactions, the future fair market value of our common stock, and our future hiring and retention needs, all of which are difficult to predict with reasonable accuracy and subject to constant change.

Adjusted Gross Profit (and Margin)

We believe adjusted gross profit (and margin), when taken together with our GAAP financial results, provides a meaningful assessment of our performance and is useful to us for evaluating our ongoing operations and for internal planning and forecasting purposes.

We define adjusted gross margin as gross profit, excluding stock-based compensation expense, depreciation and amortization within cost of revenue, as a percentage of adjusted gross profit to revenue. We exclude stock-based compensation, which is a non-cash item, because we do not consider it indicative of our core operating performance. We exclude depreciation expense of our property and equipment and amortization expense of capitalized internal-use software because these may not reflect current or future cash spending levels to support our business. We believe adjusted gross margin provides consistency and comparability with our past financial performance and facilitates period-to-period comparisons of operations, as this metric eliminates the effects of depreciation and amortization.

Adjusted EBITDA

We define adjusted EBITDA as net loss adjusted to exclude depreciation and amortization, stock-based compensation, interest expense, investment income, income tax provision, realized and unrealized gains and losses on foreign currency transactions, impairment of long-lived assets, and other non-recurring charges. We use adjusted EBITDA to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that adjusted EBITDA, when taken together with our GAAP financial results, provides meaningful supplemental information regarding our operating performance by excluding certain items that may not be indicative of our business, results of operations, or outlook. We consider adjusted EBITDA to be an important measure because it helps illustrate underlying trends in our business and our historical operating performance on a more consistent basis.

Non-GAAP Net Income (Loss)

We define non-GAAP net income (loss) as net income adjusted to exclude stock-based compensation and other items we deem non-recurring. We believe that non-GAAP net income (loss), when taken together with our GAAP financial results, provides meaningful supplemental information regarding our operating performance by excluding certain items that may not be indicative of our business, results of operations, or outlook.

Adjusted Free Cash Flow

We define adjusted free cash flow as net cash provided by (used in) operating activities less purchases of property and equipment, capitalized internal-use software costs, and principal payments on finance leases and lease financing obligations, as reflected in our condensed consolidated statements of cash flows, and excluding other nonrecurring charges.

Key Business Metrics:

Annual Recurring Revenue (ARR)

We define annual recurring revenue (ARR) as the annualized value of all Backblaze B2 and Computer Backup arrangements as of the end of a period. Given the renewable nature of our business, we view ARR as an important indicator of our financial performance and operating results, and we believe it is a useful metric for internal planning and analysis. ARR is calculated based on multiplying the monthly revenue from all Backblaze B2 and Computer Backup arrangements, which represent greater than 98% of our revenue for the periods presented (and excludes Physical Media revenue), for the last month of a period by 12. Our annual recurring revenue for Computer Backup and B2 Cloud Storage is calculated in the same manner as our overall annual recurring revenue based on the revenue from our Computer Backup and B2 Cloud Storage solutions, respectively.

Net Revenue Retention Rate (NRR)

Our overall net revenue retention rate (NRR) is a trailing four-quarter average of the recurring revenue from a cohort of customers in a quarter as compared to the same quarter in the prior year. We calculate our overall net revenue retention rate for a quarter by dividing (i) recurring revenue in the current quarter from any accounts that were active at the end of the same quarter of the prior year by (ii) recurring revenue in the current corresponding quarter from those same accounts. Our overall net revenue retention rate includes any expansion of revenue from existing customers and is net of revenue contraction and customer attrition, and excludes revenue from new customers in the current period. Our net revenue retention rate for Computer Backup and B2 Cloud Storage is calculated in the same manner as our overall net revenue retention rate based on the revenue from our Computer Backup and B2 Cloud Storage solutions, respectively.

Gross Customer Retention Rate

We use gross customer retention rate to measure our ability to retain our customers. Our gross customer retention rate reflects only customer losses and does not reflect the expansion or contraction of revenue we earn from our existing customers. We believe our high gross customer retention rates demonstrate that we serve a vital service to our customers, as the vast majority of our customers tend to continue to use our platform from one period to the next. To calculate our gross customer retention rate, we take the trailing four-quarter average of the percentage of cohort of customers who were active at the end of the quarter in the prior year that are still active at the end of the current quarter. We calculate our gross customer retention rate for a quarter by dividing (i) the number of accounts that generated revenue in the last month of the current quarter that also generated recurring revenue during the last month of the corresponding quarter in the prior year, by (ii) the number of accounts that generated recurring revenue during the last month of the corresponding quarter in the prior year.

Investors Contact
Mimi Kong
Senior Director, Investor Relations and Corporate Development
ir@backblaze.com

Press Contact
Patrick Thomas
VP, Marketing
press@backblaze.com

BACKBLAZE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	September 30,	December 31,
	2024	2023
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$2,950	$12,502
Short-term investments, net	17,931	16,799
Accounts receivable, net	2,762	800
Prepaid expenses and other current assets	8,254	8,413
Total current assets	31,897	38,514
Restricted cash, non-current	4,682	4,128
Property and equipment, net	41,532	45,600
Operating lease right-of-use assets, net	15,729	9,980
Capitalized internal-use software, net	41,037	32,521
Other assets	1,367	944
Total assets	$136,244	$131,687
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,670	$1,973
Accrued expenses and other current liabilities(1)	7,016	8,768
Finance lease liabilities and lease financing obligations, current	16,520	18,492
Operating lease liabilities, current	3,853	1,878
Deferred revenue, current	30,139	25,976
Total current liabilities	59,198	57,087
Debt facility, non-current	4,682	4,128
Deferred revenue, non-current	5,210	4,073
Finance lease liabilities and lease financing obligations, non-current	11,881	13,310
Operating lease liabilities, non-current	12,442	8,151
Total liabilities	$93,413	$86,749
Commitments and contingencies
Stockholders’ Equity
Class A common stock, $0.0001 par value; 113,000,000 shares authorized as of September 30, 2024 and December 31, 2023; 44,265,173 and 39,150,610 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively.	4	4
Additional paid-in capital	224,435	192,388
Accumulated deficit	(181,608)	(147,454)
Total stockholders’ equity	42,831	44,938
Total liabilities and stockholders’ equity	$136,244	$131,687
(1) As of September 30, 2024, the company reclassified certain current liabilities from accounts payable to accrued expenses and other current liabilities. The prior period amount of $0.3 million as of December 31, 2023 has been reclassified to conform with current presentation.

BACKBLAZE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	(unaudited)
Revenue	$32,589	$25,299	$93,842	$73,282
Cost of revenue	14,789	13,546	43,002	38,509
Gross profit	17,800	11,753	50,840	34,773
Operating expenses:
Research and development	10,734	9,639	30,069	30,097
Sales and marketing	11,723	10,736	32,736	31,170
General and administrative	7,541	6,944	20,552	19,786
Total operating expenses	29,998	27,319	83,357	81,053
Loss from operations	(12,198)	(15,566)	(32,517)	(46,280)
Investment income	313	447	1,059	1,576
Interest expense, net	(868)	(936)	(2,690)	(2,801)
Loss before provision for income taxes	(12,753)	(16,055)	(34,148)	(47,505)
Income tax provision	—	—	6	—
Net loss and comprehensive loss	$(12,753)	$(16,055)	$(34,154)	$(47,505)
Net loss per share, basic and diluted	$(0.29)	$(0.44)	$(0.81)	$(1.35)
Weighted average shares used in computing net loss per share attributable to Class A and Class B common stockholders, basic and diluted(1)	43,515,110	36,665,195	41,973,727	35,255,672
(1) On July 6, 2023, all shares of the Company’s then outstanding Class B common stock were automatically converted into the same number of Class A common stock, pursuant to the terms of the Company’s Amended and Restated Certificate of Incorporation. No additional shares of Class B common stock will be issued following such conversion.

BACKBLAZE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Nine Months Ended September 30,
	2024	2023
	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(34,154)	$(47,505)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Net accretion of discount on investment securities and net realized investment gains	(33)	113
Noncash lease expense on operating leases	1,708	1,839
Depreciation and amortization	21,268	18,337
Stock-based compensation	19,495	18,670
Gain on disposal of assets	(289)	(242)
Other	314	—
Changes in operating assets and liabilities:
Accounts receivable	(1,962)	(1,135)
Prepaid expenses and other current assets	(140)	867
Other assets	(423)	(313)
Accounts payable	(383)	(592)
Accrued expenses and other current liabilities	837	(366)
Deferred revenue	5,300	1,697
Operating lease liabilities	(1,266)	(1,968)
Net cash provided by (used in) operating activities	10,272	(10,598)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of marketable securities	(32,501)	(19,492)
Maturities of marketable securities	31,402	57,380
Proceeds from disposal of property and equipment	337	319
Purchases of property and equipment	(885)	(5,066)
Capitalized internal-use software costs	(10,235)	(11,061)
Net cash (used in) provided by investing activities	(11,882)	22,080
CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on finance leases and lease financing obligations	(14,755)	(14,878)
Proceeds from debt facility	554	4,273
Repayment of debt facility	—	(2,500)
Principal payments on insurance premium financing	(893)	(1,545)
Proceeds from lease financing obligations	—	2,500
Proceeds from exercises of stock options	6,347	3,426
Proceeds from ESPP	1,359	1,171
Net cash used in financing activities	(7,388)	(7,553)
Net (decrease) increase in cash and restricted cash, non-current	(8,998)	3,929
Cash and cash equivalents and restricted cash, at beginning of period	16,630	11,165
Cash and cash equivalents and restricted cash, at end of period	$7,632	$15,094
RECONCILIATION OF CASH AND RESTRICTED CASH
Cash and cash equivalents	$2,950	$9,016
Restricted cash, current	$—	$6,078
Restricted cash, non-current	$4,682	$—
Total cash and cash equivalents and restricted cash	$7,632	$15,094
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$2,692	$2,752
Cash paid for income taxes	$54	$58
Cash paid for operating lease liabilities	$2,041	$2,174
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Stock-based compensation included in capitalized internal-use software	$3,162	$3,703
Accrued bonus settled in restricted stock units	$3,507	$1,848
Bonus Plan expense classified as stock-based compensation	$1,812	$2,586
Equipment acquired through finance lease and lease financing obligations	$11,355	$11,995
Accruals related to purchases of property and equipment	$94	$131
Assets obtained in exchange for operating lease obligations	$7,457	$5,568

BACKBLAZE, INC.
RECONCILIATION OF GAAP TO NON-GAAP DATA
(unaudited)

Adjusted Gross Profit and Adjusted Gross Margin

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	(in thousands, except percentages)
Gross profit	$17,800	$11,753	$50,840	$34,773
Adjustments:
Stock-based compensation	478	653	1,218	1,456
Depreciation and amortization	7,191	6,336	20,844	17,891
Adjusted gross profit	$25,469	$18,742	$72,902	$54,120
Gross margin	55%	46%	54%	47%
Adjusted gross margin	78%	74%	78%	74%

Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	(in thousands, except percentages)
Net loss and comprehensive loss	$(12,753)	$(16,055)	$(34,154)	$(47,505)
Adjustments:
Depreciation and amortization	7,331	6,473	21,268	18,337
Stock-based compensation (1)	8,438	7,958	19,495	18,545
Interest expense and investment income	555	489	1,631	1,225
Income tax provision	—	—	6	—
Foreign exchange loss (gain) (2)	178	(6)	159	58
Non-recurring professional services	—	282	—	282
Workforce reduction and related severance charges	—	12	—	3,616
Adjusted EBITDA	$3,749	$(847)	$8,405	$(5,442)
Adjusted EBITDA margin	12%	(3)%	9%	(7)%

(1) During the nine months ended September 30, 2023, $125 thousand of stock-based compensation expense is classified as workforce reduction and related severance charges in the table above as it was incurred as part of our restructuring program.
(2) As of September 30, 2024, the Company included foreign exchange loss (gain) in its reconciliation of net loss to Adjusted EBITDA. Adjusted EBITDA and Adjusted EBITDA margin for the prior periods presented have been updated to conform with current presentation.

Non-GAAP Net Loss

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	(in thousands, except share and per share data)
Net loss and comprehensive loss	$(12,753)	$(16,055)	$(34,154)	$(47,505)
Adjustments:
Stock-based compensation(1)	8,438	7,958	19,495	18,545
Non-recurring professional services	—	282	—	282
Workforce reduction and related severance charges	—	12	—	3,616
Non-GAAP net loss	$(4,315)	$(7,803)	$(14,659)	$(25,062)
Non-GAAP net loss per share, basic and diluted	$(0.10)	$(0.21)	$(0.35)	$(0.71)
Weighted average shares used in computing net loss per share attributable to Class A and Class B common stockholders, basic and diluted(2)	43,515,110	36,665,195	41,973,727	35,255,672

(1) During the nine months ended September 30, 2023, $125 thousand of stock-based compensation expense is classified as workforce reduction and related severance charges in the table above as it was incurred as part of our restructuring program.
(2) On July 6, 2023, all shares of the Company’s then outstanding Class B common stock were automatically converted into the same number of Class A common stock, pursuant to the terms of the Company’s Amended and Restated Certificate of Incorporation. No additional shares of Class B common stock will be issued following such conversion.

Adjusted Free Cash Flow

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	(in thousands, except share and per share data)
Net cash provided by (used in) operating activities	$4,629	$(170)	$10,272	$(10,598)
Capital Expenditures(1)	(3,598)	(4,310)	(11,120)	(16,127)
Principal payments on finance leases and lease financing obligations	(5,044)	(5,144)	(14,755)	(14,878)
Workforce reduction and related severance charges	—	610	—	3,604
Adjusted Free Cash Flow	$(4,013)	$(9,014)	$(15,603)	$(37,999)

(1) Capital expenditures are defined as cash used for purchases of property and equipment and capitalized internal-use software costs.

BACKBLAZE, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
(unaudited)
Stock-based Compensation

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	(In thousands, unaudited)
Cost of revenue	$478	$653	$1,218	$1,456
Research and development	3,097	2,865	7,455	6,786
Sales and marketing	2,908	2,747	6,492	6,616
General and administrative	1,955	1,693	4,330	3,812
Total stock-based compensation expense	$8,438	$7,958	$19,495	$18,670